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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report dated March 17, 1999 related to the consolidated financial statements of CareInsite, Inc. and our report dated February 22, 1999 related to the financial statements of Avicenna Systems Corporation included in or made part of this registration statement and to all references to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP
                                          _____________________________________

Roseland, New Jersey

May 14, 1999